Exhibit 99.1
ReWalk Robotics Reports Second Quarter 2023 Financial Results

Revenue in Line with Prior Financial Guidance

Continued Progress with CMS in Establishment of Medicare Benefit Category for Exoskeletons

Pending Acquisition of AlterG Expected to Contribute to ReWalk Financial Results Starting in Q3’23

MARLBOROUGH, Mass. BERLIN, Germany and YOKNEAM ILLIT, Israel, August 11, 2023 - ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or the “Company”), a leading provider of innovative technologies that enable mobility and wellness in rehabilitation and daily life for individuals with neurological conditions, today announced its financial results for the three and six months ended June 30, 2023.

Highlights of the Second Quarter of 2023 include:

•	Total revenue for the second quarter of 2023 was $1.3 million, compared to $1.6 million for the second quarter of 2022.

•	Total revenue for the six months ended June 30, 2023 was $2.6 million, compared to $2.4 million for the six months ended June 30, 2022.

•	Gross margin was 43.1% in Q2’23, compared to 47.5% in Q2’22, a 4.4 percentage point decrease.

•
Operating expenses were $5.7 million in the second quarter of 2023, compared to $5.1 million in the second quarter of 2022; excluding the expenses related to acquisition activity, operating expenses were $4.8 million, a decline of $0.3 million compared to those in Q2’22.

“In the three months since our conference call to announce first quarter results, we have achieved substantial progress against both of our key objectives of expanding access to reimbursement coverage for personal exoskeletons and increasing the scale and growth trajectory for our company through synergistic acquisition,” stated Larry Jasinski, Chief Executive Officer of ReWalk. “With regard to reimbursement, we have seen Medicare propose a rule which would explicitly include personal exoskeletons within an established benefit category, and thus facilitate coverage and payment for qualified Medicare beneficiaries.”

“In terms of strategic acquisitions, we announced our plans to purchase AlterG, a globally recognized leader in rehabilitation technology with a strong market presence in over 4,000 clinics around the world,” continued Mr. Jasinski. “We believe that this transaction will enable us to create a comprehensive commercial infrastructure to provide a portfolio of innovative rehabilitation products across the continuum of care from the clinic to the home.”

Second Quarter 2023 Financial Results

Total revenue was $1.3 million in the second quarter of 2023, compared to $1.6 million during the second quarter of 2022. The decrease is due to a lower number of ReWalk Personal 6.0 units sold in the United States and Europe.

Gross margin was 43.1% during the second quarter of 2023, compared to 47.5% in the second quarter of 2022. The decrease in gross margin was primarily driven by the lower volume of exoskeleton units sold and a decrease in our average selling price due to a change in sales mix.

Total operating expenses in the second quarter of 2023 were $5.7 million, compared to $5.1 million in the second quarter of 2022. The increase is primarily due to increased spending in SG&A because of higher employee and employee-related expenses and increased professional services expenses incurred for the CMS engagement process and acquisition activity.  Excluding the spending on acquisition activity, total operating expenses would have been $4.8 million in the second quarter of 2023, a decline of $0.3 million compared to those in the second quarter of 2022.

Net loss was $4.6 million for the second quarter of 2023, compared to a net loss of $4.4 million in the second quarter of 2022.

Non-GAAP net loss was $3.4 million in the second quarter of 2023, compared to $4.3 million during the second quarter of 2022. Reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Liquidity

As of June 30, 2023, ReWalk had $58.2 million in unrestricted cash and cash equivalents on its balance sheet with no debt. ReWalk anticipates paying a purchase price of approximately $19.0 million in cash in connection with closing of the AlterG acquisition (subject to customary adjustments for net working capital, indebtedness, cash, and transaction expense), which is expected to occur on August 11, 2023.

Conference Call

ReWalk management will host its second quarter 2023 conference call as follows:

Date		Friday, August 11, 2023
Time		8:30 AM EDT
Telephone	U.S:	1-833-316-0561
	International:	1-412-317-0690
	Israel:	1-80-9212373
	Germany:	0800-6647650
Access code		Please reference the “ReWalk Robotics Ltd. Call”
Webcast (live, listen-only and archive)		https://edge.media-server.com/mmc/p/rbqbw9m4

The archived webcast will be available via the following URL https://edge.media-server.com/mmc/p/rbqbw9m4 or through the 'Investors' section' on our website at rewalk.com.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. is a medical device company that designs, develops, and commercializes innovative technologies that enable mobility and wellness in rehabilitation and daily life for individuals with neurological conditions.  ReWalk’s mission is to fundamentally change the quality of life for these individuals through the creation and development of market leading technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel, and Germany. For more information on the ReWalk systems, please visit rewalk.com.

ReWalk® and ReStore® are registered trademarks of ReWalk Robotics Ltd. in the United States and other jurisdictions.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk's control. Important factors that could cause ReWalk's actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the parties to consummate the acquisition of AlterG and the transactions contemplated by the merger agreement in a timely manner or at all, including the ability of the parties to satisfy the closing conditions set forth in the merger agreement executed by and among AlterG and ReWalk, and the other parties thereto; ReWalk’s ability to realize the anticipated benefits of the proposed acquisition of AlterG, including the possibility that the expected benefits of the acquisition will not be realized within the expected time period or at all; potential delays in consummating the acquisition; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; the effect of the announcement of the transaction on the ability of ReWalk or AlterG to retain customers and key personnel and to maintain relationships with suppliers, distributors and other key business relations; and potential litigation in connection with the proposed acquisition; uncertainties associated with future clinical trials and the clinical development process, the product development process and FDA regulatory submission review and approval process; the adverse effect that the COVID-19 pandemic has had and may continue to have on the Company’s business and results of operations; ReWalk's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; ReWalk's ability to regain and maintain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk's ability to achieve reimbursement from third-party payors, including CMS, for its products; ReWalk's limited operating history and its ability to leverage its sales, marketing and training infrastructure; ReWalk's expectations as to its clinical research program and clinical results; ReWalk's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; ReWalk's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; ReWalk's ability to improve its products and develop new products; ReWalk's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on ReWalk's ability to market and sell its products; ReWalk's ability to gain and maintain regulatory approvals; ReWalk's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; ReWalk's ability to use effectively the proceeds of its offerings of securities; and other factors discussed under the heading "Risk Factors" in ReWalk's annual report on Forms 10-K and 10-K/A for the year ended December 31, 2022 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk's actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), ReWalk believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and six months ended June 30, 2023 and 2022, non-GAAP net loss is calculated as GAAP net loss excluding non-cash share-based compensation expense and acquisition costs.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, ReWalk believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense and acquisition costs allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Investor Contact:
Michael Lawless
Chief Financial Officer
ReWalk Robotics Ltd.
E: investorrelations@rewalk.com

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Statements of Operations
(unaudited)
(In thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Revenue	$1,337	$1,570	$2,567	$2,446
Cost of revenues	761	824	1,420	1,435
Gross profit	576	746	1,147	1,011
Operating expenses:
Research and development, net	816	956	1,568	1,863
Sales and marketing	2,504	2,347	4,988	4,531
General and administrative	2,414	1,819	4,124	3,281
Total operating expenses	5,734	5,122	10,680	9,675
Operating loss	(5,158)	(4,376)	(9,533)	(8,664)
Financial (expense) income, net	558	(44)	636	(68)
Loss before income taxes	(4,600)	(4,420)	(8,897)	(8,732)
Taxes on income	42	26	66	64
Net loss	$(4,642)	$(4,446)	$(8,963)	$(8,796)
Basic net loss per ordinary share	$(0.08)	$(0.07)	$(0.15)	$(0.14)
Weighted average number of shares used in computing net loss per ordinary share basic and diluted	59,515,410	62,544,467	59,515,289	62,519,063

*) Represents an amount lower than $1.

Reconciliation of GAAP to Non-GAAP net loss
Net loss	$(4,642)	$(4,446)	$(8,963)	$(8,796)
Non-cash share based compensation expense	318	173	622	326
Merger and acquisition costs	894	-	1,044	-
Non-GAAP net loss	$(3,430)	$(4,273)	$(7,297)	$(8,470)

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2023	2022
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$58,184	$67,896
Trade receivable, net	774	1,036
Prepaid expenses and other current assets	1,846	649
Inventories	3,038	2,929
Total current assets	63,842	72,510
Restricted cash and other long term assets	689	694
Operating lease right-of-use assets	1,151	836
Property and equipment, net	129	196
Total assets	$65,811	$74,236
Liabilities and equity
Current liabilities
Current maturities of operating leases liability	$616	$564
Trade payables	2,846	1,950
Other current liabilities	1,980	2,268
Total current liabilities	5,442	4,782

Non-current operating leases liability	541	333
Other long-term liabilities	854	956
Shareholders’ equity	58,974	68,165
Total liabilities and equity	$65,811	$74,236

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Statements of Cash Flows
(unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2023	2022

Net cash used in operating activities	$(8,739)	$(9,377)

Net cash used in investing activities	-	(18)

Net cash used in financing activities	(986)	-
Effect of Exchange rate changes on Cash, Cash Equivalents and Restricted Cash	5	(164)
Decrease in cash, cash equivalents, and restricted cash	(9,720)	(9,559)
Cash, cash equivalents, and restricted cash at beginning of period	68,555	89,050
Cash, cash equivalents, and restricted cash at end of period	$58,835	$79,491

ReWalk Robotics Ltd. And subsidiaries
(unaudited)
(In thousand)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Revenue:
United States	$924	$578	$1,801	$798
Europe	411	888	735	1,535
Asia Pacific	1	103	29	111
Africa	1	1	2	2
Total Revenue	$1,337	$1,570	$2,567	$2,446

Revenue:
Personal units revenue	$1,007	$1,245	$2,113	$2,015
Rehabilitation units revenue	330	325	454	431
Total Revenue	$1,337	$1,570	$2,567	$2,446